AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2001

                                                      REGISTRATION NO. 333-55830
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================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   ------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                   ------------------------------------------

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
           DELAWARE                                 PSNH FUNDING LLC                              02-0523325
 (State or Other Jurisdiction                    (Issuer of Securities)                        (I.R.S. Employer
      of Incorporation or             (Exact Name of Registrant as Specified in Its         Identification Number)
         Organization)                          Certificate of Formation)

                                PSNH FUNDING LLC
                                 1000 ELM STREET
                                  P.O. BOX 330
                      MANCHESTER, NEW HAMPSHIRE 03105-0330
                      TELEPHONE: (603) 669-4000, EXT. 3355
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                   ------------------------------------------

                                 RANDY A. SHOOP
                                    PRESIDENT
                                PSNH FUNDING LLC
                                 1000 ELM STREET
                                  P.O. BOX 330
                      MANCHESTER, NEW HAMPSHIRE 03105-0330
                      TELEPHONE: (603) 669-4000, EXT. 3355
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                   ------------------------------------------

                                   Copies to:

RICHARD J. WASSERMAN, ESQ.                  DEAN E. CRIDDLE, ESQ.
DAY, BERRY & HOWARD LLP                     ORRICK, HERRINGTON & SUTCLIFFE LLP
CITYPLACE I                                 OLD FEDERAL RESERVE BANK BUILDING
HARTFORD, CONNECTICUT 06103-3499            400 SANSOME STREET
(860) 275-0100                              SAN FRANCISCO, CALIFORNIA 94111-3143
                                             (415) 773-5783

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [ ]

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                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                        Proposed Maximum      Proposed Maximum         Amount of
                                      Amount to be       Aggregate Price     Aggregate Offering      Registration
Title of Shares to be Registered       Registered         Per Unit (1)           Price (1)              Fee (1)
----------------------------------------------------------------------------------------------------------------------
Rate Reduction Bonds                  $525,000,000            100%              $525,000,000         $131,250 (2)
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Previously paid.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (No. 333-55830), originally filed by PSNH Funding LLC on February 16, 2001, and declared effective by the SEC on April 20, 2001, in order to complete the table setting for other expenses of issuance and distribution in
Item 14 of this Registration Statement

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

ITEM                                                                     AMOUNT
----                                                                     ------

Securities and Exchange Commission Registration Fee ............      $  131,250
Commission Filing Fee ..........................................          79,500
Printing and Marketing Expenses ................................         375,000
Trustees' Fees and Expenses ....................................          60,000
Accountants' Fees and Expenses .................................          75,000
Legal Fees and Expenses ........................................       2,425,000
Rating Agency Fees .............................................         535,000
Public Agency Fees .............................................         700,000
Financial Advisor Structuring Fee ..............................         500,000
Servicing Set-Up Costs .........................................         150,000
SPE Set-Up Costs ...............................................          25,000
Miscellaneous Fees and Expenses (Including Blue Sky) ...........         100,000
                                                                      ----------

          Total ................................................      $5,155,750


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever.

         Sections 10.01 and 10.02 of the Limited Liability Company Agreement of the issuer provide that, to the fullest extent permitted by applicable law, the issuer shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the issuer to procure a judgment in its favor) by reason of the fact that he is or was a director, manager, officer, employee or agent of the issuer, or is or was serving at the request of the issuer as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, proceeding or in enforcing such person's right to indemnification hereunder, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the issuer unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 293-A:8.50 of the New Hampshire Revised Statutes defines the term "director" to include a director of a corporation who serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Sections 293-A:8.50 - 8.58 provide that a corporation shall indemnify its directors as provided in these sections. These sections also permit such a corporation to indemnify a director if certain standards set forth therein are met. These sections also require such a corporation, except to the extent that its articles of incorporation provide otherwise, to indemnify its officers who are not also its directors to the same extent as it is required to indemnify its directors. These sections also permit such a corporation to indemnify its officers, employees and agents who are not also its directors to the same extent as it is permitted to indemnify its directors. In addition, these sections permit a corporation to indemnify and advance expenses to those officers, employees and agents who are not also its directors to such further extent, consistent with public policy, as may be provided by contract, the articles of incorporation, the bylaws or a resolution of the board of directors. The issuer believes that its officers and non-independent directors who are also officers of Public Service Company are serving the issuer in those capacities at Public Service Company's request and are therefore entitled, although the matter is not entirely free from doubt, to indemnification from Public Service Company to the same extent as the directors of Public Service Company.

         Article IX of Public Service Company's Bylaws provides that it shall indemnify, to the fullest extent permitted by applicable law, each person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of Public Service Company, or is or was serving, at the request of Public Service Company, for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while such person was such a director or officer, against expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred in connection with such action or proceeding, or any appeal therein. Article IX of the Bylaws also provides that Public Service Company shall advance or promptly reimburse upon request any indemnified person for all expenses, including attorneys' fees, actually and reasonably incurred in defending any action or proceeding in advance of the final disposition upon receipt of any undertaking then required by applicable law by or on behalf of the indemnified person. Determinations with respect to indemnification and reimbursement of a person (unless ordered by a court) shall be made by the board of directors acting by majority vote or action of a disinterested quorum of directors, by independent legal counsel selected by the board or by a majority vote of the holders of the outstanding stock at the time entitled to vote.

         Northeast Utilities, Public Service Company's parent company, has directors' and officers' liability insurance policies in force insuring the directors and officers of Northeast Utilities and its subsidiaries. Such policies insure the directors and officers of Public Service Company and the non-independent directors and the officers of PSNH Funding LLC.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER*              DESCRIPTION
------               -----------

1.1                  Form of Underwriting Agreement.
3.1                  Certificate of Formation of the Registrant.
3.2                  Limited Liability Company Agreement of the Registrant.
4.1                  Form of Indenture.
4.2 Form of Bonds (contained in form of Indenture filed as Exhibit 4.1).
5.1 Opinion of Rath, Young and Pignatelli, Professional Association with respect to legality of the Bonds.
5.2 Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Bonds by the Registrant.

8.1                  Opinion of Day, Berry & Howard LLP with respect to federal tax matters.
8.2                  Opinion of Rath, Young and Pignatelli, Professional
                     Association with respect to state tax matters.
10.1                 Form of Purchase and Sale Agreement.
10.2                 Form of Servicing Agreement.
10.3                 Form of Administration Agreement.
10.4                 Form of Fee and Indemnity Agreement.
23.1                 Consent of Day, Berry & Howard LLP (contained in its
                     opinions filed as Exhibits 8.1, 99.3 and 99.4).
23.2                 Consent of Richards, Layton & Finger, P.A. (contained in
                     its opinion filed as Exhibit 5.2).
23.3                 Consent of Rath, Young and Pignatelli, Professional
                     Association (contained in its opinions filed as Exhibits
                     5.1 and 8.2).
23.4                 Consent of Arthur Andersen LLP.
24                   Power(s) of Attorney.
25.1                 Statement of Eligibility and Qualification of Trustee on
                     Form T-1.
99.1                 Finance Order.
99.2                 Internal Revenue Service Private Letter Ruling pertaining
                     to the Bonds.
99.3                 Opinion of Day, Berry & Howard LLP, with respect to state
                     action impairing contracts.
99.4                 Opinion of Day, Berry & Howard LLP, with respect to appeal of settlement order.
*All exhibits have been previously filed.


ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes as follows:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a) (1) (i) and (a) (1) (ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to
Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berlin, the State of Connecticut, on this 23rd day of April, 2001.

                                      PSNH FUNDING, LLC
                                      as Registrant

                                      By: /s/ RANDY A. SHOOP
                                          -------------------------------------
                                          Name: Randy A. Shoop
                                          Title: President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
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                   SIGNATURE                               TITLE                               DATE
                   ---------                               -----                               ----


/s/ RANDY A. SHOOP                                 President and Director                  April 23, 2001
---------------------------------------
Randy A. Shoop

                                                Vice President and Treasurer
/s/ JOHN P. STACK *                       (Chief Financial and Accounting Officer)         April 23, 2001
---------------------------------------
John P. Stack

/s/ GARY A. LONG *                                        Director                         April 23, 2001
---------------------------------------
Gary A. Long

/s/ PAUL E. RAMSEY *                                      Director                         April 23, 2001
---------------------------------------
Paul E. Ramsey
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* by Randy A. Shoop, Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER*              DESCRIPTION
------               -----------

1.1                  Form of Underwriting Agreement.
3.1                  Certificate of Formation of the Registrant.
3.2                  Limited Liability Company Agreement of the Registrant.
4.1                  Form of Indenture.
4.2                  Form of Bonds (contained in form of Indenture filed as
                     Exhibit 4.1).
5.1                  Opinion of Rath, Young and Pignatelli, Professional
                     Association with respect to legality of the Bonds.
5.2                  Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Bonds by the Registrant.
8.1                  Opinion of Day, Berry & Howard LLP with respect to federal tax matters.
8.2                  Opinion of Rath, Young and Pignatelli, Professional
                     Association with respect to state tax matters.
10.1                 Form of Purchase and Sale Agreement.
10.2                 Form of Servicing Agreement.
10.3                 Form of Administration Agreement.
10.4                 Form of Fee and Indemnity Agreement.
23.1                 Consent of Day, Berry & Howard LLP (contained in its
                     opinions filed as Exhibits 8.1, 99.3 and 99.4).
23.2                 Consent of Richards, Layton & Finger, P.A. (contained in
                     its opinion filed as Exhibit 5.2).
23.3                 Consent of Rath, Young and Pignatelli, Professional
                     Association (contained in its opinions filed as Exhibits
                     5.1 and 8.2).
23.4                 Consent of Arthur Andersen LLP.
24                   Power(s) of Attorney.
25.1                 Statement of Eligibility and Qualification of Trustee on
                     Form T-1.
99.1                 Finance Order.
99.2                 Internal Revenue Service Private Letter Ruling pertaining
                     to the Bonds.
99.3                 Opinion of Day, Berry & Howard LLP, with respect to state
                     action impairing contracts.
99.4                 Opinion of Day, Berry & Howard LLP, with respect to appeal of settlement order.
*All exhibits have been previously filed.


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